EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1/A of our report dated January 4, 2013 with respect to the audited financial statements of Interactive Multi-Media Auction Corporation as of and for the period from inception (July 13, 2012) to October 31, 2012 and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Ingenium Accounting Associates

Ingenium Accounting Associates
Reno, Nevada
August 27, 2013

4755 Caughlin Parkway, Suite A ● Reno, NV 89519
(775) 827 2312   F (775) 827 1774   info@IngeniumCPA.com